B1227/19155/KPI                                                  18 October 1999

Gracechurch Card Funding (No.1) PLC

200 Aldersgate Street

London EC1A 4JJ Ladies and Gentlemen:

Re: Gracechurch Card Funding (No.1) PLC

     We have acted as special outside counsel of Gracechurch Card Funding (No.1) PLC (the "Seller") and have examined the Registration Statement on Form F-1 (Registration No. 333-10970) (the "Registration Statement") filed by the Seller with the Securities and Exchange Commission (the "Commission") with respect to the issuance by the Seller of a series of its Floating Rate Asset Backed Class A3 Notes and Class B Notes, Series 99-1 (the Class A3 Notes and the Class B Notes, together the "Notes"). The Notes to be issued by the Seller are constituted pursuant to the Trust Deed (the "Trust Deed"), a form of which is attached to the Registration Statement as Exhibit 4.5. Terms used herein and not defined herein shall have the meaning set forth in the Trust Deed.

     We are familiar with the proceedings to date with respect to the proposed offering and sale to the public of the Notes and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion.

     Based on the foregoing, it is our opinion that when:

       1. the Trust Deed pertaining to the Notes shall have been duly executed and delivered by the parties thereto,

       2. the Notes shall have been duly executed by the Seller and authenticated by the Note Trustee in accordance with the Trust
             Deed and delivered by the Seller, in the case of the Class A3 Notes, in accordance with the Class A3 Note Subscription Agreement (the "A3 Subscription Agreement"), and, in the case of the Class B Notes, the Class B Note Subscription Agreement (the "B
             Subscription Agreement"), a form of each of which is attached to the Registration Statement as Exhibit 1.1,

       3. the Seller shall have received the agreed purchase price for the Notes, in the case of the Class A3 Notes, in accordance with the A3 Subscription Agreement and, in the case of the Class B Notes, in accordance with the B Subscription Agreement, and

       4. the Registration Statement shall have been declared effective by the Commission under the Securities Act of 1933, as amended (the "Securities Act"),

the Notes will be legally issued, fully paid and non-assessable, and will be entitled to the benefits of the Trust Deed.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus which forms a part of the Registration Statement, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do

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not consider that  we are in the  category of persons whose consent  is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     Very truly yours,

     Clifford Chance


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